Exhibit 99.1

TRI POINTE HOMES, INC. REPORTS 2025 THIRD QUARTER RESULTS

-New Home Deliveries of 1,217-
-Home Sales Revenue of $817.3 Million-
-Repurchased $51 Million of Common Stock-
-Amended Credit Facility to Increase Term Loan by $200 Million and Include Extended Maturity Options-
-Homebuilding Debt-to-Capital Ratio of 25.1%-

INCLINE VILLAGE, Nev., October 23, 2025 / Tri Pointe Homes, Inc. (the “Company”) (NYSE:TPH) today announced results for the third quarter ended September 30, 2025.
Results and Operational Data for Third Quarter 2025 and Comparisons to Third Quarter 2024
•Net income available to common stockholders was $56.1 million, or $0.64 per diluted share, compared to $111.8 million, or $1.18 per diluted share. Excluding inventory-related charges of $8.3 million, our net income available to common stockholders was $62.2 million*, or $0.71* per diluted share.
•Home sales revenue of $817.3 million compared to $1.1 billion
◦New home deliveries of 1,217 homes compared to 1,619 homes
◦Average sales price of homes delivered of $672,000 compared to $688,000
•Homebuilding gross margin percentage of 20.6% compared to 23.3%. Excluding an inventory-related charge of $8.3 million, our homebuilding gross margin percentage was 21.6%*.
◦Excluding interest and impairments and lot option abandonments, adjusted homebuilding gross margin percentage was 24.7%*
•SG&A expense as a percentage of home sales revenue of 12.9% compared to 10.8%
•Net new home orders of 995 compared to 1,252
•Active selling communities averaged 152.0 compared to 150.0
◦Net new home orders per average selling community were 6.5 orders (2.2 monthly) compared to 8.3 orders (2.8 monthly)
◦Cancellation rate of 12% compared to 10%
•Backlog units at quarter end of 1,298 homes compared to 2,325
◦Dollar value of backlog at quarter end of $1.0 billion compared to $1.7 billion
◦Average sales price of homes in backlog at quarter end of $781,000 compared to $745,000
•Ratios of homebuilding debt-to-capital and net homebuilding debt-to-net capital of 25.1% and 8.7%*, respectively, as of September 30, 2025
•Repurchased 1,516,766 shares of common stock at a weighted average price per share of $33.58 for an aggregate dollar amount of $50.9 million in the three months ended September 30, 2025
•Increased term loan facility from $250 million to $450 million
•Ended the third quarter of 2025 with total liquidity of $1.6 billion, including cash and cash equivalents of $792.0 million and $791.0 million of availability under our revolving credit facility

“Tri Pointe once again exceeded the high end of our delivery range, closing 1,217 homes at an average sales price of $672,000, and generating $817.3 million in home sales revenue for the third quarter,” said Doug Bauer, Tri Pointe Homes Chief Executive Officer. “Our team delivered these results through disciplined execution and focus amid continued softness in housing demand. We maintained a tight focus on cost control, managed our starts and land pipeline prudently, and deployed targeted incentives to support conversion. Our adjusted homebuilding gross margin of 21.6%*, adjusted net income of $62.2 million*, and adjusted diluted earnings per share of $0.71*, in each case adjusted only to exclude inventory related charges of $8.3 million, demonstrate the strength and adaptability of our business model, enabling us to deliver solid results even amid a soft housing market.”
Mr. Bauer continued, “Turning to the broader housing environment, long-term fundamentals remain strong, supported by demographic tailwinds, generational demand, and the continued aspiration for homeownership. While near-term conditions remain challenging, these structural drivers give us confidence in the durability of housing demand and Tri Pointe’s strong positioning. Our balance sheet strength, including $1.6 billion of liquidity and a net homebuilding debt-to-net capital ratio of 8.7%*, provides flexibility to invest in growth opportunities and return capital to stockholders through continued share repurchases. With an experienced team, a strong financial foundation, and a well-established brand, we remain well positioned to drive sustainable growth and create lasting value for our shareholders.”
“Our operating strategy, built on maintaining price discipline, strategic capital deployment, and customer satisfaction, has allowed us to navigate third quarter market conditions while positioning the company for lasting success," said Tom Mitchell, Tri Pointe Homes President and Chief Operating Officer. “One of our core strategies is to invest in well-located, core land positions and build premium lifestyle communities close to employment centers, high-performing schools, and key amenities. This is reflected in our excellent land pipeline that positions us for meaningful community count growth in 2026 and future years. Additionally, we continued to expand our geographic presence in Utah, Florida, and the Coastal Carolinas, directing capital selectively into high potential markets with strong fundamentals. As the market continues to evolve, we have maintained pricing discipline while focusing on cost control, efficiency, and a balanced operating model to enhance quality and customer satisfaction. With this disciplined and deliberate approach, we remain confident in our ability to deliver sustainable performance and value for our shareholders.”

*	See “Reconciliation of Non-GAAP Financial Measures”
Outlook
For the fourth quarter, the Company anticipates delivering between 1,200 and 1,400 homes at an average sales price between $690,000 and $700,000. The Company expects homebuilding gross margin percentage to be in the range of 19.5% to 20.5% for the fourth quarter and anticipates its SG&A expense as a percentage of home sales revenue will be in the range of 10.5% to 11.5%. Finally, the Company expects its effective tax rate for the fourth quarter to be approximately 27.0%.
For the full year, the Company anticipates delivering between 4,800 and 5,000 homes at an average sales price of approximately $680,000. The Company expects homebuilding gross margin percentage to be approximately 21.8%, excluding $19.3 million of inventory-related charges for the nine months ended September 30, 2025. Finally, the Company expects SG&A expense as a percentage of home sales revenue to be approximately 12.5%, and its effective tax rate for the full year to be approximately 27.0%.

Earnings Conference Call
The Company will host a conference call via live webcast for investors and other interested parties beginning at 10:00 a.m. Eastern Time on Thursday, October 23, 2025. The call will be hosted by Doug Bauer, Chief Executive Officer, Tom Mitchell, President and Chief Operating Officer, Glenn Keeler, Chief Financial Officer, and Linda Mamet, Executive Vice President and Chief Marketing Officer. Interested parties can listen to the call live and view the related slides on the Internet under the Events & Presentations heading in the Investors section of the Company’s website at www.TriPointeHomes.com. Listeners should go to the website at least fifteen minutes prior to the call to download and install any necessary audio software. The call can also be accessed toll free at (877) 407-3982, or (201) 493-6780 for international participants. Participants should ask for the Tri Pointe Homes Third Quarter 2025 Earnings Conference Call. Those dialing in should do so at least ten minutes prior to the start of the call. A replay of the call will be available for two weeks following the call toll free at (844) 512-2921, or (412) 317-6671 for international participants, using the reference number 13756161. An archive of the webcast will also be available on the Company’s website for a limited time.
About Tri Pointe Homes, Inc.
One of the largest homebuilders in the U.S., Tri Pointe Homes, Inc. (NYSE: TPH) is a publicly traded company operating in 12 states and the District of Columbia, and is a recognized leader in customer experience, innovative design, and environmentally responsible business practices. The company builds premium homes and communities with deep ties to the communities it serves—some for as long as a century. Tri Pointe Homes combines the financial resources, technology platforms and proven leadership of a national organization with the regional insights, longstanding community connections and agility of empowered local teams. Tri Pointe has won multiple Builder of the Year awards and was named 2024 Developer of the Year. The company was also named to the 2024 Fortune World’s Most Admired Companies™ list, is one of the 2023 and 2025 Fortune 100 Best Companies to Work For® and was designated as one of the PEOPLE Companies That Care® in 2023 and 2024. The company was also named as a Great Place To Work-Certified™ company for four consecutive years, and was named on several Great Place To Work® Best Workplaces list (2022 through 2024). For more information, please visit TriPointeHomes.com.
Forward-Looking Statements
Various statements contained in this press release, including those that express a belief, expectation or intention, as well as those that are not statements of historical fact, are forward-looking statements. These forward-looking statements may include, but are not limited to, statements regarding our strategy, projections and estimates concerning the timing and success of specific projects and our future production, land and lot sales, operational and financial results, including our estimates for growth, financial condition, sales prices, prospects, and capital spending. Forward-looking statements that are included in this press release are generally accompanied by words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “future,” “goal,” “guidance,” “intend,” “likely,” “may,” “might,” “outlook,” “plan,” “potential,” “predict,” “project,” “should,” “strategy,” “target,” “will,” “would,” or other words that convey future events or outcomes. The forward-looking statements in this press release speak only as of the date of this press release, and we disclaim any obligation to update these statements unless required by law, and we caution you not to rely on them unduly. These forward-looking statements are inherently subject to significant business, economic, competitive, regulatory and other risks, contingencies and uncertainties, most of which are difficult to predict and many of which are beyond our control. The following factors, among others, may cause our actual results, performance or achievements to differ materially from any future results, performance or achievements expressed or implied by these forward-looking statements: the effects of general economic conditions, including employment rates, housing starts, interest rate levels, home affordability, inflation, consumer sentiment, availability of financing for home mortgages and strength of the U.S. dollar; market demand for our products, which is related to the strength of the various U.S. business segments and U.S. and international economic conditions; the availability of desirable and reasonably priced land and our ability to control, purchase, hold and develop such parcels; access to adequate capital on acceptable terms; geographic concentration of our operations; levels of competition; the successful execution of our internal performance plans, including restructuring and cost reduction initiatives; the prices and availability of supply chain inputs, including raw materials, labor and home components; oil and other energy prices; the effects of U.S. trade policies, including the imposition of tariffs and duties on homebuilding products and retaliatory measures taken by other countries; the effects of weather, including the occurrence of drought conditions in parts of the western United States; the risk of loss from earthquakes, volcanoes, fires, floods, droughts, windstorms, hurricanes, pest infestations and other natural disasters, and the risk of delays, reduced consumer demand, and shortages and price increases in labor or materials associated with such natural disasters; the risk of loss from acts of war, terrorism, civil unrest or public health emergencies, including outbreaks of contagious disease, such as COVID-19; transportation costs; federal and state tax policies; the effects of land use, environment and other governmental laws and regulations; legal proceedings or disputes and the adequacy of reserves; risks relating to any unforeseen changes to or effects on liabilities, future capital expenditures, revenues, expenses, earnings, synergies, indebtedness, financial condition, losses and future prospects; changes in accounting principles; risks related to unauthorized access to our computer systems, theft of our homebuyers’ confidential information or other forms of cyber-attack; and additional factors discussed under the sections captioned “Risk Factors” included in our annual and quarterly reports filed with the Securities and Exchange Commission. The foregoing list is not exhaustive. New risk factors may emerge from time to time and it is not possible for management to predict all such risk factors or to assess the impact of such risk factors on our business.
Investor Relations Contact:
InvestorRelations@TriPointeHomes.com, 949-478-8696
Media Contact:
Carol Ruiz, cruiz@newgroundco.com, 310-437-0045

KEY OPERATIONS AND FINANCIAL DATA
(dollars in thousands)
(unaudited)

	Three Months Ended September 30,				Nine Months Ended September 30,
	2025	2024	Change	% Change	2025	2024	Change	% Change
Operating Data:	(unaudited)
Home sales revenue	$817,298	$1,113,681	$(296,383)	(26.6)%	$2,417,916	$3,165,042	$(747,126)	(23.6)%
Homebuilding gross margin	$168,103	$259,182	$(91,079)	(35.1)%	$523,818	$737,558	$(213,740)	(29.0)%
Homebuilding gross margin %	20.6%	23.3%	(2.7)%		21.7%	23.3%	(1.6)%
Adjusted homebuilding gross margin %*	24.7%	26.8%	(2.1)%		25.7%	26.8%	(1.1)%
SG&A expense	$105,193	$120,478	$(15,285)	(12.7)%	$316,784	$346,581	$(29,797)	(8.6)%
SG&A expense as a % of home sales revenue	12.9%	10.8%	2.1%		13.1%	11.0%	2.1%
Net income available to common stockholders	$56,144	$111,759	$(55,615)	(49.8)%	$180,928	$328,816	$(147,888)	(45.0)%
Adjusted EBITDA*	$125,796	$208,639	$(82,843)	(39.7)%	$390,816	$600,530	$(209,714)	(34.9)%
Interest incurred	$19,953	$25,253	$(5,300)	(21.0)%	$61,646	$91,787	$(30,141)	(32.8)%
Interest in cost of home sales	$24,499	$37,687	$(13,188)	(35.0)%	$73,112	$107,330	$(34,218)	(31.9)%

Other Data:
Net new home orders	995	1,252	(257)	(20.5)%	3,364	4,717	(1,353)	(28.7)%
New homes delivered	1,217	1,619	(402)	(24.8)%	3,583	4,712	(1,129)	(24.0)%
Average sales price of homes delivered	$672	$688	$(16)	(2.3)%	$675	$672	$3	0.4%
Cancellation rate	12%	10%	2%		12%	8%	4%
Average selling communities	152.0	150.0	2.0	1.3%	149.1	151.6	(2.5)	(1.6)%
Selling communities at end of period	155	148	7	4.7%
Backlog (estimated dollar value)	$1,013,544	$1,731,590	$(718,046)	(41.5)%
Backlog (homes)	1,298	2,325	(1,027)	(44.2)%
Average sales price in backlog	$781	$745	$36	4.8%

	September 30,	December 31,
	2025	2024	Change	% Change
Balance Sheet Data:	(unaudited)
Cash and cash equivalents	$791,961	$970,045	$(178,084)	(18.4)%
Real estate inventories	$3,371,593	$3,153,459	$218,134	6.9%
Lots owned or controlled	32,738	36,490	(3,752)	(10.3)%
Homes under construction (1)	2,101	2,386	(285)	(11.9)%
Homes completed, unsold	527	464	63	13.6%
Total homebuilding debt	$1,106,754	$917,504	$189,250	20.6%
Stockholders’ equity	$3,301,934	$3,335,710	$(33,776)	(1.0)%
Book capitalization	$4,408,688	$4,253,214	$155,474	3.7%
Ratio of homebuilding debt-to-capital	25.1%	21.6%	3.5%
Ratio of net homebuilding debt-to-net capital*	8.7%	(1.6)%	10.3%
__________
(1)     Homes under construction included 27 and 43 models as of September 30, 2025 and December 31, 2024, respectively.
*    See “Reconciliation of Non-GAAP Financial Measures”

CONSOLIDATED BALANCE SHEETS
(in thousands, except share and per share amounts)

	September 30,	December 31,
	2025	2024
Assets	(unaudited)
Cash and cash equivalents	$791,961	$970,045
Receivables	150,522	111,613
Real estate inventories	3,371,593	3,153,459
Investments in unconsolidated entities	190,898	173,924
Mortgage loans held for sale	78,405	115,001
Goodwill and other intangible assets, net	156,603	156,603
Deferred tax assets, net	45,975	45,975
Other assets	202,654	164,495
Total assets	$4,988,611	$4,891,115

Liabilities
Accounts payable	$72,338	$68,228
Accrued expenses and other liabilities	436,397	465,563
Loans payable	459,437	270,970
Senior notes	647,317	646,534
Mortgage repurchase facilities	71,089	104,098
Total liabilities	1,686,578	1,555,393

Commitments and contingencies

Equity
Stockholders’ equity:
Preferred stock, $0.01 par value, 50,000,000 shares authorized; no shares issued and outstanding as of September 30, 2025 and December 31, 2024, respectively	—	—
Common stock, $0.01 par value, 500,000,000 shares authorized; 85,990,320 and 92,451,729 shares issued and outstanding at September 30, 2025 and December 31, 2024, respectively	860	925
Additional paid-in capital	—	—
Retained earnings	3,301,074	3,334,785
Total stockholders’ equity	3,301,934	3,335,710
Noncontrolling interests	99	12
Total equity	3,302,033	3,335,722
Total liabilities and equity	$4,988,611	$4,891,115

CONSOLIDATED STATEMENT OF OPERATIONS
(in thousands, except share and per share amounts)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Homebuilding:
Home sales revenue	$817,298	$1,113,681	$2,417,916	$3,165,042
Land and lot sales revenue	18,768	12,552	23,953	23,780
Other operations revenue	805	790	2,439	2,359
Total revenues	836,871	1,127,023	2,444,308	3,191,181
Cost of home sales	649,195	854,499	1,894,098	2,427,484
Cost of land and lot sales	16,844	11,986	21,838	21,584
Other operations expense	794	765	2,381	2,295
Sales and marketing	48,490	53,744	141,603	160,772
General and administrative	56,703	66,734	175,181	185,809
Homebuilding income from operations	64,845	139,295	209,207	393,237
Equity in income of unconsolidated entities	1,309	227	2,275	383
Other income, net	6,581	6,658	22,884	31,818
Homebuilding income before income taxes	72,735	146,180	234,366	425,438
Financial Services:
Revenues	17,858	17,650	53,762	47,818
Expenses	13,730	12,283	40,405	31,900
Financial services income before income taxes	4,128	5,367	13,357	15,918
Income before income taxes	76,863	151,547	247,723	441,356
Provision for income taxes	(20,753)	(39,788)	(66,886)	(112,599)
Net income	56,110	111,759	180,837	328,757
Net loss attributable to noncontrolling interests	34	—	91	59
Net income available to common stockholders	$56,144	$111,759	$180,928	$328,816
Earnings per share
Basic	$0.65	$1.19	$2.03	$3.49
Diluted	$0.64	$1.18	$2.02	$3.46
Weighted average shares outstanding
Basic	86,923,796	93,600,678	89,141,782	94,294,800
Diluted	87,557,896	94,640,211	89,606,037	95,081,173

MARKET DATA BY REPORTING SEGMENT & GEOGRAPHY
(dollars in thousands)
(unaudited)

	Three Months Ended September 30,				Nine Months Ended September 30,
	2025		2024		2025		2024
	New Homes Delivered	Average Sales Price	New Homes Delivered	Average Sales Price	New Homes Delivered	Average Sales Price	New Homes Delivered	Average Sales Price
Arizona	118	$821	95	$743	409	$787	372	$728
California	333	708	620	765	966	717	1,607	765
Nevada	99	614	133	579	223	599	363	633
Washington	71	1,103	70	880	184	1,058	197	884
West total	621	760	918	744	1,782	753	2,539	750
Colorado	27	676	38	719	95	656	133	708
Texas	367	526	417	550	1,157	538	1,332	552
Central total	394	536	455	564	1,252	547	1,465	566
Carolinas(1)	122	475	144	498	327	495	526	483
Washington D.C. Area(2)	80	955	102	1,002	222	1,032	182	973
East total	202	665	246	707	549	712	708	609
Total	1,217	$672	1,619	$688	3,583	$675	4,712	$672

	Three Months Ended September 30,				Nine Months Ended September 30,
	2025		2024		2025		2024
	Net New Home Orders	Average Selling Communities	Net New Home Orders	Average Selling Communities	Net New Home Orders	Average Selling Communities	Net New Home Orders	Average Selling Communities
Arizona	81	14.5	126	15.0	288	15.0	464	14.0
California	299	40.3	418	43.4	961	38.3	1,607	44.1
Nevada	68	10.0	71	8.0	243	10.0	343	8.6
Washington	40	6.0	52	5.3	163	5.5	236	5.6
West total	488	70.8	667	71.7	1,655	68.8	2,650	72.3
Colorado	23	9.0	32	10.8	92	9.6	104	10.7
Texas	296	49.8	372	50.0	1,063	50.4	1,296	51.5
Utah	3	0.4	—	—	3	0.2	—	—
Central total	322	59.2	404	60.8	1,158	60.2	1,400	62.2
Carolinas(1)	121	16.2	105	10.0	336	13.2	414	10.7
Washington D.C. Area(2)	64	5.8	76	7.5	215	6.9	253	6.4
East total	185	22.0	181	17.5	551	20.1	667	17.1
Total	995	152.0	1,252	150.0	3,364	149.1	4,717	151.6
(1)     Carolinas comprises North Carolina and South Carolina.
(2)     Washington D.C. Area comprises Maryland, Virginia and the District of Columbia.

MARKET DATA BY REPORTING SEGMENT & GEOGRAPHY, continued
(dollars in thousands)
(unaudited)

	As of September 30, 2025			As of September 30, 2024
	Backlog Units	Backlog Dollar Value	Average Sales Price	Backlog Units	Backlog Dollar Value	Average Sales Price
Arizona	184	$142,353	$774	351	$271,255	$773
California	336	231,375	689	698	549,851	788
Nevada	81	71,006	877	111	62,969	567
Washington	79	124,147	1,571	129	133,547	1,035
West total	680	568,881	837	1,289	1,017,622	789
Colorado	12	8,799	733	19	13,654	719
Texas	363	219,206	604	670	396,253	591
Utah	3	3,071	1,024	—	—	—
Central total	378	231,076	611	689	409,907	595
Carolinas(1)	96	46,559	485	170	96,330	567
Washington D.C. Area(2)	144	167,028	1,160	177	207,731	1,174
East total	240	213,587	890	347	304,061	876
Total	1,298	$1,013,544	$781	2,325	$1,731,590	$745

	September 30,	December 31,
	2025	2024
Lots Owned or Controlled:
Arizona	2,010	2,099
California	9,448	10,291
Nevada	1,106	1,437
Washington	451	597
West total	13,015	14,424
Colorado	1,097	1,561
Texas	11,746	12,711
Utah	527	1,006
Central total	13,370	15,278
Carolinas(1)	3,936	5,004
Florida	582	252
Washington D.C. Area(2)	1,835	1,532
East total	6,353	6,788
Total	32,738	36,490

	September 30,	December 31,
	2025	2024
Lots by Ownership Type:
Lots owned	16,044	16,609
Lots controlled (3)	16,694	19,881
Total	32,738	36,490

(1)     Carolinas comprises North Carolina and South Carolina.
(2)     Washington D.C. Area comprises Maryland, Virginia and the District of Columbia.
(3)     As of September 30, 2025 and December 31, 2024, lots controlled included lots that were under land option contracts or purchase contracts. As of September 30, 2025 and December 31, 2024, lots controlled for Central include 5,483 and 5,816 lots, respectively, and lots controlled for East include zero and 14 lots, respectively, which represent our expected share of lots owned by our investments in unconsolidated land development joint ventures.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(unaudited)
In this press release, we utilize certain financial measures that are non-GAAP financial measures as defined by the Securities and Exchange Commission. We present these measures because we believe they and similar measures are useful to management and investors in evaluating the Company’s operating performance and financing structure. We also believe these measures facilitate the comparison of our operating performance and financing structure with other companies in our industry. Because these measures are not calculated in accordance with Generally Accepted Accounting Principles (“GAAP”), they may not be comparable to other similarly titled measures of other companies and should not be considered in isolation or as a substitute for, or superior to, financial measures prepared in accordance with GAAP.
The following tables reconcile the homebuilding gross margin percentage, as reported and prepared in accordance with GAAP, to the non-GAAP measure adjusted homebuilding gross margin percentage. We believe this information is meaningful as it isolates the impact that leverage has on homebuilding gross margin and permits investors to make better comparisons with our competitors, who adjust gross margins in a similar fashion.

	Three Months Ended September 30,
	2025	%	2024	%
	(dollars in thousands)
Home sales revenue	$817,298	100.0%	$1,113,681	100.0%
Cost of home sales	649,195	79.4%	854,499	76.7%
Homebuilding gross margin	168,103	20.6%	259,182	23.3%
Add: interest in cost of home sales	24,499	3.0%	37,687	3.4%
Add: impairments and lot option abandonments	9,244	1.1%	1,074	0.1%
Adjusted homebuilding gross margin	$201,846	24.7%	$297,943	26.8%
Homebuilding gross margin percentage	20.6%		23.3%
Adjusted homebuilding gross margin percentage	24.7%		26.8%

	Nine Months Ended September 30,
	2025	%	2024	%
Home sales revenue	$2,417,916	100.0%	$3,165,042	100.0%
Cost of home sales	1,894,098	78.3%	2,427,484	76.7%
Homebuilding gross margin	523,818	21.7%	737,558	23.3%
Add: interest in cost of home sales	73,112	3.0%	107,330	3.4%
Add: impairments and lot option abandonments	23,413	1.0%	2,444	0.1%
Adjusted homebuilding gross margin(1)	$620,343	25.7%	$847,332	26.8%
Homebuilding gross margin percentage	21.7%		23.3%
Adjusted homebuilding gross margin percentage(1)	25.7%		26.8%

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES (continued)
(unaudited)

The following table reconciles the Company’s ratio of homebuilding debt-to-capital to the non-GAAP ratio of net homebuilding debt-to-net capital. We believe that the ratio of net homebuilding debt-to-net capital is a relevant financial measure for management and investors to understand the leverage employed in our operations and as an indicator of the Company’s ability to obtain financing.

	September 30, 2025	December 31, 2024
Loans payable	$459,437	$270,970
Senior notes	647,317	646,534
Mortgage repurchase facilities	71,089	104,098
Total debt	1,177,843	1,021,602
Less: mortgage repurchase facilities	(71,089)	(104,098)
Total homebuilding debt	1,106,754	917,504
Stockholders’ equity	3,301,934	3,335,710
Total capital	$4,408,688	$4,253,214
Ratio of homebuilding debt-to-capital(1)	25.1%	21.6%

Total homebuilding debt	$1,106,754	$917,504
Less: Cash and cash equivalents	(791,961)	(970,045)
Net homebuilding debt	314,793	(52,541)
Stockholders’ equity	3,301,934	3,335,710
Net capital	$3,616,727	$3,283,169
Ratio of net homebuilding debt-to-net capital(2)	8.7%	(1.6)%
__________
(1)    The ratio of homebuilding debt-to-capital is computed as the quotient obtained by dividing total homebuilding debt by the sum of total homebuilding debt plus stockholders’ equity.
(2)    The ratio of net homebuilding debt-to-net capital is computed as the quotient obtained by dividing net homebuilding debt (which is total homebuilding debt less cash and cash equivalents) by the sum of net homebuilding debt plus stockholders’ equity.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES (continued)
(unaudited)

The following table contains information about our operating results reflecting certain adjustments to homebuilding gross margin, income before income taxes, provision for income taxes, net income, net income available to common stockholders and earnings per share (diluted). We believe reflecting these adjustments is useful to investors in understanding our recurring operations by eliminating the effects of certain non-routine events, and may be helpful in comparing the Company to other homebuilders to the extent they provide similar information.

	Three Months Ended September 30, 2025				Nine Months Ended September 30, 2025
	As Reported	Adjustments		Adjusted	As Reported	Adjustments		Adjusted
Gross Margin Reconciliation	(in thousands, except share and per share amounts)
Home sales revenue	$817,298	$—		$817,298	$2,417,916	$—		$2,417,916
Cost of home sales	649,195	(8,306)	(1)	640,889	1,894,098	(19,306)	(1)	1,874,792
Homebuilding gross margin	$168,103	$8,306		$176,409	$523,818	$19,306		$543,124
Homebuilding gross margin percentage	20.6%	1.0%		21.6%	21.7%	0.8%		22.5%

Income Reconciliation
Income before income taxes	$76,863	$8,306	(1)	$85,169	$247,723	$19,306	(1)	$267,029
Provision for income taxes	(20,753)	(2,243)	(2)	(22,996)	(66,886)	(5,213)	(2)	(72,099)
Net income	56,110	6,063		62,173	180,837	14,093		194,930
Net loss attributable to noncontrolling interests	34	—		34	91	—		91
Net income available to common stockholders	$56,144	$6,063		$62,207	$180,928	$14,093		$195,021
Earnings per share
Diluted	$0.64	$0.07		$0.71	$2.02	$0.16		$2.18
Weighted average shares outstanding
Diluted	87,557,896			87,557,896	89,606,037			89,606,037

Effective tax rate	27.0%			27.0%	27.0%			27.0%
__________
(1) Comprises inventory impairment charges
(2) Comprises the impact on provision for income taxes related to the inventory impairment charge described in footnote (1).

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES (continued)
(unaudited)

The following table calculates the non-GAAP financial measures of EBITDA and Adjusted EBITDA and reconciles those amounts to net income available to common stockholders, as reported and prepared in accordance with GAAP. EBITDA means net income available to common stockholders before (a) interest expense, (b) expensing of previously capitalized interest included in costs of home sales, (c) income taxes and (d) depreciation and amortization. Adjusted EBITDA means EBITDA before (e) amortization of stock-based compensation and (f) impairments and lot option abandonments. Other companies may calculate EBITDA and Adjusted EBITDA (or similarly titled measures) differently. We believe EBITDA and Adjusted EBITDA are useful measures of the Company’s ability to service debt and obtain financing.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
	(in thousands)
Net income available to common stockholders	$56,144	$111,759	$180,928	$328,816
Interest expense:
Interest incurred	19,953	25,253	61,646	91,787
Interest capitalized	(19,953)	(25,253)	(61,646)	(91,787)
Amortization of interest in cost of sales	24,839	38,762	73,570	108,772
Provision for income taxes	20,753	39,788	66,886	112,599
Depreciation and amortization	7,508	8,548	22,552	23,572
EBITDA	109,244	198,857	343,936	573,759
Amortization of stock-based compensation	7,308	8,708	23,467	24,327
Impairments and lot option abandonments	9,244	1,074	23,413	2,444
Adjusted EBITDA	$125,796	$208,639	$390,816	$600,530